AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 1999

                                                   Registration No. 333-38445

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          POST-EFFECTIVE AMENDMENT No. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             GRC International, Inc.
             (Exact name of registrant as specified in its charter)

               Delaware                              95-2131929
               --------                              ----------
         (State or other jurisdiction of          (I.R.S. Employer
         incorporation or organization)          Identification Number)

                    1900 Gallows Road, Vienna, Virginia 22182
                    -----------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                             GRC International, Inc.
                      1996 Officers Stock Option Plan and
                           1996 Employee Option Plan
                             ----------------------
                            (Full Title of the Plans)

                            Gary L. Denman, President
                           and Chief Executive Officer
                             GRC International, Inc.
                    1900 Gallows Road, Vienna, Virginia 22182

                         Copy to: Thomas E. McCabe, Esq.
              Senior Vice President, General Counsel and Secretary
                             GRC International, Inc.
                    1900 Gallows Road, Vienna, Virginia 22182
                    -----------------------------------------
                     (Name and Address of Agent for Service)

                                 (703) 506-5005
          ------------------------------------------------------------
          (Telephone Number, including Area Code, of Agent for Service)

     Pursuant to Instruction E of Form S-8 and Instruction 89 of Section G of the Manual of Publicly Available Telephone Interpretations of the Commission's Division of Corporation Finance, Registrant wishes to transfer the unsold shares of common stock that were registered on Form S-8, Registration No. 33-38445, filed as of October 22, 1998, to a new registration statement covering offers and sales under its 1998 Option Plan ("1998 Plan"). This Registration Statement registered offers and sales of 440,000 shares under the Registrant's 1996 Officers Stock Option Plan and 1996 Employee Option Plan (together, the "1996 Plans"), for which the registration fee of $304.17 was paid (by transfer from a prior registration statement). All of these 440,000 shares remain unsold. On April 29, 1999, the Company merged the 1996 Plans into the 1998 Option Plan, so that all outstanding options under the 1996 Plans and all shares remaining available for awards under the 1996 Plans are now included under the 1998 Plan. No shares will hereafter be issued under the 1996 Plans.

     Accordingly, by this Post-Effective Amendment the Registrant hereby deregisters the 440,000 shares covered by this Registration Statement, which represents all of the shares registered in connection with the 1996 Plans. These deregistered shares are being carried over to a new registration statement being filed today for shares of Stock to be issued pursuant to offers and sales under the Registrant's 1998 Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, State of Virginia, on September 28, 1999.

                                   GRC INTERNATIONAL, INC.


                                   By: /s/ Thomas E. McCabe
                                      ------------------------------------
                                       Thomas E. McCabe
                                       Senior Vice President, General Counsel
                                       and Secretary


Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Date: September 28, 1999                      /s/ Gary L. Denman*
      ----------------                     -------------------------------------
                                           Gary L. Denman
                                           President and Chief Executive Officer

Date: September 28, 1999                      /s/ James P. Allen
      ----------------                     -------------------------------------
                                           James P. Allen
                                           Senior Vice President, Chief Finan-
                                           cial Officer & Treasurer

Date: September 28, 1999                      /s/ Timothy C. Halsey*
      ----------------                     -------------------------------------
                                           Timothy C. Halsey
                                           Controller

Date: September 28, 1999                      /s/ Joseph R. Wright, Jr.*
      ----------------                     -------------------------------------
                                           Joseph R. Wright, Jr.
                                           Chairman, Director

Date: September 28, 1999                      /s/ Peter A. Cohen*
      ----------------                     -------------------------------------
                                           Peter A. Cohen
                                           Vice Chairman, Director

Date: September 28, 1999                      /s/ H. Furlong Baldwin*
      ----------------                     -------------------------------------
                                           H. Furlong Baldwin
                                           Director


Date: September 28, 1999                      /s/ Frank J.A. Cilluffo*
      ----------------                     -------------------------------------
                                           Frank J.A. Cilluffo
                                           Director

Date: September 28, 1999                      /s/ Leslie B. Disharoon*
      ----------------                     -------------------------------------
                                           Leslie B. Disharoon
                                           Director

Date: September 28, 1999                      /s/ Charles H.P. Duell*
      ----------------                     -------------------------------------
                                           Charles H.P. Duell
                                           Director

Date: September 28, 1999                      /s/ Leon E. Salomon
      ----------------                     -------------------------------------
                                           Leon E. Salomon
                                           Director

Date: September 28, 1999                      /s/ Gerald R. McNichols
      ----------------                     -------------------------------------
                                           Gerald R. McNichols
                                           Director

     *  By:/s/ Thomas E. McCabe, Esq.
          --------------------------
          Thomas E. McCabe, Attorney-in-Fact pursuant to
          power-of-attorney filed with the original regis-
          tration statement